                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement   / / Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             HUBBELL INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             HUBBELL INCORPORATED
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[HUBBELL INCORPORATED LOGO]

HUBBELL INCORPORATED
584 Derby Milford Road, Orange, Connecticut 06477-4024
--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 1, 1995
--------------------------------------------------------------------------------

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of Shareholders of Hubbell Incorporated (the "Company") will be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333, on Monday, May 1, 1995 at 9:00 A.M. local time for the purpose of considering and acting upon the following:

          1. Election of Directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company and until their respective successors may be elected and qualified.

          The following persons have been designated by the Board of Directors for nomination as Directors:

E. Richard Brooks              Malcolm Wallop                 Joel S. Hoffman
George W. Edwards, Jr.         Daniel J. Meyer                G. Jackson Ratcliffe
Andrew McNally IV              Horace G. McDonell             John A. Urquhart

          2. The ratification of the selection of independent accountants to examine the annual financial statements for the Company for the year 1995.

          3. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     Accompanying this Notice of Annual Meeting is a form of proxy and a proxy statement. Copies of the Company's Annual Report for the year ended December 31, 1994 have been mailed under separate cover to all shareholders.

--------------------------------------------------------------------------------

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. THEREFORE, PLEASE FILL IN, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO STAMP IS NECESSARY IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

     The Board of Directors has fixed the close of business on March 17, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournments thereof. The transfer books will not be closed.

                       By order of the Board of Directors

                                                      RICHARD W. DAVIES
                                                          Secretary

Dated:  March 24, 1995

                              HUBBELL INCORPORATED

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 1995
                               ------------------

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Hubbell Incorporated, a Connecticut corporation (the "Company"), to be voted at its Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333, on Monday, May 1, 1995, and any adjournments thereof. Commencing on or about March 30, 1995, copies of this Proxy Statement and the proxy form are being mailed to all shareholders. Copies of the Company's Annual Report for 1994 have been mailed under separate cover to all shareholders.

     Any shareholder executing a proxy may revoke it at any time prior to its use. The Company will treat any duly executed proxy as not revoked until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date or, in the case of death or incapacity of the person executing the same, written notice thereof. A proxy also may be revoked by voting by ballot at the annual meeting.

                    VOTING RIGHTS AND SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The record date for the determination of shareholders entitled to vote at the meeting is the close of business on March 17, 1995. On March 17, 1995, the Company had outstanding 5,874,164 shares of Class A Common Stock, par value $.01 per share, and 27,094,539 shares of Class B Common Stock, par value $.01 per share, and no other voting securities. Each share of Class A Common Stock is entitled to twenty votes and each share of Class B Common Stock is entitled to one vote. The vote required for each proposal to be acted upon at this meeting is set forth in the description of that proposal.

     The following table sets forth as of March 17, 1995, or such other date as indicated in the table, each of the persons known to the Company to own beneficially shares representing more than 5% of any class of the Company's outstanding voting securities, with the percent of class stated therein being based upon the outstanding shares on March 17, 1995.

                                                             AMOUNT AND
                                                             NATURE OF
                                NAME AND ADDRESS OF          BENEFICIAL             PERCENT
    TITLE OF CLASS               BENEFICIAL OWNER            OWNERSHIP              OF CLASS
-----------------------        -------------------           ----------             --------
Class A Common Stock       Robert N. Flint, Andrew           1,367,120(1)(2)(4)      23.27%
                             McNally IV, and G. J.
                             Ratcliffe, as trustees under
                             a Trust Indenture dated
                             September 2, 1957 made by
                             Louie E. Roche (the "Roche
                             Trust"), c/o Hubbell
                             Incorporated, 584 Derby
                             Milford Road, Orange, Con-
                             necticut 06477
Class A Common Stock       Robert N. Flint, Andrew             927,920(2)(3)(4)       15.80
                             McNally IV, and G. J.
                             Ratcliffe, as trustees under
                             a Trust Indenture dated
                             August 23, 1957 made by
                             Harvey Hubbell (the "Hubbell
                             Trust"), c/o Hubbell
                             Incorporated, 584 Derby
                             Milford Road, Orange,
                             Connecticut 06477
Class B Common Stock       Delaware Management Company,      1,400,775(5)              5.17
                             Inc. 1818 Market Street,
                             Philadelphia, Pennsylvania
                             19103

---------------

     (1) The beneficiaries of such trust are the issue of Harvey Hubbell and their spouses.

     (2) The Trust Indenture requires that, so long as no bank or trust company is acting as a trustee, there shall be three individuals acting as trustees, each of whom, so long as any securities of the Company are held by the trust, must be an officer or Director of the Company. The Trust Indenture provides that successor trustees are to be appointed by the trustees then in office. The trustees have shared voting and investment power with respect to the securities of the Company held in such trust.

     (3) The beneficiaries of such trust are Virginia H. Leighton during her life and thereafter the issue of Harvey Hubbell.

     (4) In addition, Messrs. Flint, McNally and Ratcliffe beneficially own shares of the Company's Common Stock. Mr. Ratcliffe holds unexercised options for the purchase of the Company's Common Stock and is a Trustee of the Harvey Hubbell Foundation which owns 53,152 shares of Class A Common Stock and 14,679 shares of Class B Common Stock. (See "Election of Directors" and table captioned "Aggregated Options/SAR Exercises During 1994 Fiscal Year and Fiscal Year-End Option/SAR Values".)

     (5) The Company has been advised by Delaware Management Company, Inc. that as of March 9, 1995, it had aggregate beneficial ownership of 1,400,775 Class B Common shares with sole voting power for 1,303,805 of such shares, and sole dispositive power for 1,400,775 of such shares.

                               ------------------

     The following table sets forth as of March 17, 1995, the equity securities of the Company beneficially owned by each of the Directors and named executive officers of the Company, and by all Directors and executive officers of the Company as a group (15 persons):

                                                                    AMOUNT AND
                                                                    NATURE OF             PERCENT
                                                                    BENEFICIAL              OF
                NAME                       TITLE OF CLASS        OWNERSHIP(1)(2)           CLASS
                ----                       --------------        ---------------          -------
E. Richard Brooks....................   Class A Common                    300               0.01%
George W. Edwards, Jr. ..............   Class A Common                    500               0.01
                                        Class B Common                     78                 --
Robert N. Flint(7)...................   Class A Common              2,299,082(3)           39.14
                                        Class B Common                116,312(4)            0.43
Joel S. Hoffman......................   Class A Common                  1,179               0.02
                                        Class B Common                    217                 --
Horace G. McDonell...................   Class A Common                    500               0.01
                                        Class B Common                    136                 --
Andrew McNally IV....................   Class A Common              2,295,040(3)           39.07
                                        Class B Common                119,008(4)            0.44
Daniel J. Meyer......................   Class B Common                    363                 --
G. Jackson Ratcliffe.................   Class A Common              2,410,336(3)(5)        41.03
                                        Class B Common                307,139(4)(6)         1.13
John A. Urquhart.....................   Class B Common                    913                 --
Malcolm Wallop.......................   --                                 --                 --
Vincent R. Petrecca..................   Class A Common                 51,330               0.87
                                        Class B Common                 96,135               0.35
Harry B. Rowell, Jr. ................   Class A Common                 91,077(5)            1.55
                                        Class B Common                 94,728(6)            0.35
Thomas H. Pluff......................   Class A Common                  4,628               0.08
                                        Class B Common                 21,085               0.08
Richard W. Davies....................   Class A Common                 70,927(5)            1.21
                                        Class B Common                 40,580(6)            0.15
All Directors and executive officers
  as a group.........................   Class A Common              2,538,265(3)(5)        43.21
                                        Class B Common                556,874(4)(6)         2.06

---------------

(1) The figures in the table and notes thereto represent beneficial ownership and sole voting and investment power except where indicated and include the following shares obtainable within sixty days of March 17, 1995 by the exercise of stock options pursuant to the Company's 1973 Stock Option Plan for Key Employees (the "1973 Plan"): Mr. Ratcliffe -- 120,855 shares of Class B Common, Mr. Petrecca -- 30,585 shares of Class A Common and 65,055 shares of Class B Common, Mr. Rowell -- 20,200 shares of Class A Common and 56,143 shares of Class B Common, Mr. Pluff -- 2,000 shares of Class A Common and 20,865 shares of Class B Common, and Mr.
    Davies -- 8,500 shares of Class A Common and 16,251 shares of Class B Common; all executive officers as a group -- 70,635 shares of Class A Common Stock and 297,603 shares of Class B Common Stock.

(2) Does not include share units (each representing one share each of Class A Common Stock and Class B Common Stock) credited to and held under the Company's deferred compensation program for Directors who are not employees of the Company, as discussed below under "Compensation of Directors". As of March 17, 1995, the following stock units have been credited under the deferred compensation program: Mr. Brooks -- 213; Mr. Edwards -- 1,102; Mr. Flint -- 8,016; Mr. Hoffman -- 2,245; Mr. McDonell -- 3,801; Mr.
    McNally -- 6,811; Mr. Meyer -- 813; and Mr. Urquhart -- 147.

(3) Includes 1,367,120 shares of Class A Common Stock owned by the Roche Trust of which Messrs. Flint, McNally and Ratcliffe are co-trustees and have shared voting and investment power; and 927,920 shares of Class A Common Stock owned by the Hubbell Trust of which Messrs. Flint, McNally and Ratcliffe are co-trustees and have shared voting and investment power.

(4) Includes 68,356 shares of Class B Common Stock owned by the Roche Trust of which Messrs. Flint, McNally and Ratcliffe are co-trustees and have shared voting and investment power; and 46,396 shares of Class B Common Stock owned by the Hubbell Trust of which Messrs. Flint, McNally and Ratcliffe are co-trustees and have shared voting and investment power.

(5) Includes 53,152 shares of Class A Common Stock held by the Harvey Hubbell Foundation of which Messrs. Ratcliffe, Rowell and Davies are co-trustees and have shared voting and investment power.

(6) Includes 14,679 shares of Class B Common Stock held by the Harvey Hubbell Foundation of which Messrs. Ratcliffe, Rowell and Davies are co-trustees and have shared voting and investment power.

(7) Not standing for reelection.

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide that the Board of Directors shall consist of not less than three nor more than eleven Directors who shall be elected annually by the shareholders. The Board has fixed the number of Directors at nine, and the following persons are proposed as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Directors should become unavailable, it is intended that the shares represented by the proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Directors will be elected by plurality vote. Any shares represented but not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of Directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Mr. Flint is retiring as a Director of the Company after serving the Company's shareholders in that capacity since 1980.

                                                                                   YEAR FIRST
                                                                                    BECAME A
        NAME             AGE(1)                PRINCIPAL OCCUPATION                 DIRECTOR
        ----            -------   -------------------------------------------      ----------

G. Jackson Ratcliffe.....   58    Chairman of the Board, President and Chief          1980
                                    Executive Officer of the Company. Director of
                                    Aquarion Company, Praxair, Inc. and Olin
                                    Corporation.
E. Richard Brooks........   57    Chairman, President and Chief Executive             1993
                                    Officer of Central and South West Corporation
                                    (utility holding company).

George W. Edwards,         55     President and Chief Executive Officer of The        1990
  Jr. ...................           Kansas City Southern Railway Company
                                    (railroad). Director and Executive Vice
                                    President of Kansas City Southern
                                    Industries, Inc., and Director of El Paso
                                    Electric Company and Aquarion Company.

Robert N. Flint..........   73    Retired Senior Vice President and Comptroller       1980
                                    of American Telephone & Telegraph Company
                                    (telecommunications).

Joel S. Hoffman..........   56    Partner of Simpson Thacher and Bartlett, a New      1989
                                    York City law firm.

Horace G. McDonell.......   66    Retired Chairman and Chief Executive Officer        1985
                                    of The Perkin-Elmer Corporation (manufacturer
                                    of diverse high technology products).
                                    Director of Ethan Allen Interiors Inc.

Andrew McNally IV........   55    Chairman and Chief Executive Officer of Rand        1980
                                    McNally & Company (printing, publishing and
                                    map-making). Director of Mercury Finance,
                                    Walter Foster Publications, Allendale Mutual
                                    Insurance Company, Morgan Stanley Asia
                                    Pacific Fund, Latin American Discovery Fund,
                                    and Zenith Electronics Corp.

Daniel J. Meyer..........   58    Chairman of the Board and Chief Executive           1989
                                    Officer of Cincinnati Milacron Inc. (factory
                                    automation for metal working and plastics
                                    processing). Director of Star Banc
                                    Corporation and The E. W. Scripps Company.

                                                                                   YEAR FIRST
                                                                                    BECAME A
        NAME             AGE(1)                PRINCIPAL OCCUPATION                 DIRECTOR
        ----            -------   --------------------------------------------     ----------
John A. Urquhart.........   66    President of John A. Urquhart Associates            1991
                                    (management consultant) and Vice Chairman and
                                    a Director of Enron Corp. (natural gas
                                    pipeline system). Director of Teco Energy,
                                    Incorporated, a public utility holding
                                    company, and its subsidiary, Tampa Electric
                                    Company, Aquarion Company, and The Weir
                                    Group plc.

Malcolm Wallop...........   62    Chairman and President of Frontiers of Freedom      1995
                                    Foundation (non-profit foundation). Director
                                    of El Paso Natural Gas Company.

---------------

(1) As of March 17, 1995.

     Each of the individuals was elected as a Director by the shareholders of the Company, except Mr. Wallop.

     During the five years ended December 31, 1994, Messrs. Flint, Hoffman, and McDonell have either been retired or held the principal occupation set forth above opposite their names.

     Mr. Ratcliffe has been Chairman of the Board since June 30, 1987, President and Chief Executive Officer since January 1, 1988, and prior to those dates had held various other offices.

     Mr. Brooks has served as Chairman and Chief Executive Officer of Central and South West Corporation since February, 1991, and as its President since September, 1990. From January, 1990 to September, 1990, Mr. Brooks was Chief Operating Officer and from June, 1987 to December, 1989, he was Executive Vice President.

     Mr. Edwards has served as President and Chief Executive Officer of The Kansas City Southern Railway Company since April 1, 1991. He served as Chairman of The United Illuminating Company from 1987 to 1991, as its Chief Executive Officer from 1985-1991, and prior to those dates had held various other offices.

     Mr. McNally has served as Chairman of the Board of Rand McNally & Company since May, 1993, Chief Executive Officer since 1978, and President from 1974 to May, 1993.

     Mr. Meyer has served as Chief Executive Officer of Cincinnati Milacron Inc. since 1990, and as its Chairman of the Board since January 1, 1991. From 1987 to 1991, Mr. Meyer was President, from 1987 to 1990, he was Chief Operating Officer, and prior to those dates had held various other offices.

     Mr. Urquhart has served as Vice Chairman of Enron since August 1, 1991. He also served as Senior Vice President, General Electric Company Industrial & Power Systems from 1986 until his retirement in 1990, and prior to that date had held various other offices.

     Mr. Wallop has served as President of Frontiers of Freedom Foundation since January 2, 1995. From 1976 until his retirement on January 1, 1995, he served as a United States Senator from the State of Wyoming.

     Messrs. Brooks, Flint, Hoffman, McDonell, Meyer, and Urquhart serve as members of the Audit Committee, with Mr. McDonell as Chairman. The Audit Committee, which consists of Directors who are not employees of the Company, met three times in 1994. The Audit Committee recommends to the Board of Directors of the Company the appointment of independent accountants to serve as auditors for the following year, subject to ratification by the shareholders at the Annual Meeting; meets periodically with the independent accountants, internal auditors, and appropriate personnel responsible for the management of the Company and subsidiary companies concerning the adequacy of internal controls and the objectivity of the financial reporting of the Company; and reviews and approves the scope of the audit and fees for audit and non-audit services performed by the independent accountants. The independent accountants and the Company's internal auditors each meet alone with the Audit Committee and have access at any time to the Audit Committee.

     Messrs. Edwards, Flint, Hoffman, McDonell, and Ratcliffe serve as members of the Executive Committee, with Mr. Ratcliffe as Chairman. The Executive Committee, which did not meet in 1994, exercises, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the Company, except certain powers enumerated in the By-Laws of the Company.

     Messrs. Edwards, Flint, McDonell and McNally IV serve as members of the Compensation Committee, with Mr. Flint as Chairman. The Compensation Committee, which met two times in 1994, is charged with the duties of recommending to the Board of Directors the remuneration (salary plus additional compensation and benefits) of the Chief Executive Officer and, after consultation with him, the remuneration of all other corporate officers; reviewing the remuneration for senior executives; approving stock option grants; recommending (for approval) to the Board of Directors pension changes, and other significant benefits or perquisites; reviewing the existing senior executive resources of the Company and the plans for the development of qualified candidates, and reporting to the Board of Directors annually; recommending to the Board of Directors (for approval) changes proposed by the Chief Executive Officer pertaining to organization structure or appointment of the Company's officers; and conducting annually with the Chief Executive Officer an appraisal of the performance of the Chief Executive Officer and reviewing the latter's appraisal of the performance of the other members of the Company's key management group.

     Messrs. Brooks, McNally, Meyer, Ratcliffe, and Urquhart serve as members of the Finance Committee, with Mr. McNally as Chairman. The Finance Committee, which met two times in 1994, recommends to the Board of Directors of the Company proposals concerning long and short-term financing, material divestments and acquisitions, cash and stock dividend policies, programs to repurchase the Company's stock, stock splits, and other proposed changes in the Company's capital structure; periodically reviews the Company's capital expenditure policy and recommends changes to the Board of Directors, where appropriate, and, when requested by the Board of Directors, reviews and makes recommendations to the Board of Directors with respect to proposals concerning major capital expenditures and leasing arrangements; reviews annually the Company's insurance programs and their adequacy to protect against major losses and liabilities; reviews and monitors the administration and asset management of the Company's employee benefit plans, including the selection of investment and other advisors, the allocation of assets between fixed and equity, and the performance of plan investment managers; and reviews and monitors the administration of the Company's cash and investment portfolios, including the Company's investment guideline policies.

     The Board of Directors does not have a nominating committee. This function is performed by the Board of Directors as a whole. The Company's By-Laws contain time limitations, procedures and requirements relating to shareholder nominations of Directors. Any shareholder who intends to bring before the annual meeting of shareholders any nomination for Director shall deliver not less than fifty days prior to the date of the meeting written notice to the Secretary of the Company setting forth specified information with respect to the shareholder and additional information as would be required under Securities and Exchange Commission ("SEC") regulations for a proxy statement used to solicit proxies for such nominee.

     Five meetings of the Board of Directors of the Company were held during the year ended December 31, 1994. During 1994, no Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees thereof of which he was a member.

                             EXECUTIVE COMPENSATION

CASH AND OTHER FORMS OF COMPENSATION

     The following table sets forth the aggregate cash and other compensation paid or accrued by the Company for services rendered in all capacities to the Company and its subsidiaries to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company for the three fiscal years ended December 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                        COMPEN-
                                                           ANNUAL COMPENSATION          SATION
                                                      -----------------------------   -----------
                                                                             OTHER    SECURITIES       ALL
                                                                            ANNUAL    UNDERLYING      OTHER
                                                                            COMPEN-    OPTIONS/      COMPEN-
         NAME AND PRINCIPAL POSITION           YEAR    SALARY    BONUS(1)   SATION      SARS(2)     SATION(3)
---------------------------------------------  ----   --------   --------   -------   -----------   ---------
G. J. Ratcliffe..............................  1994   $456,190   $450,000   $15,034      52,500      $42,833
  Chairman of the Board, President             1993    442,900    340,000    6,789       42,000       41,651
  and Chief Executive Officer                  1992    430,000    340,000    5,813       52,500       37,477

V. R. Petrecca...............................  1994    282,530    235,000    1,275       20,160        3,833
  Executive Vice President                     1993    274,300    193,000    2,242       16,800        3,651
                                               1992    266,300    193,000    2,758       21,000        3,477

H. B. Rowell.................................  1994    276,350    210,000    5,945       20,160        3,833
  Executive Vice President                     1993    268,300    190,000    5,326       16,800        3,651
                                               1992    260,500    190,000    3,572       21,000        3,477

T. H. Pluff..................................  1994    215,300     85,000    3,460        6,300        3,833
  Group Vice President                         1993    209,000     85,000    3,709        6,300        3,651
                                               1992    203,000     80,000    3,537        8,400        3,477

R. W. Davies.................................  1994    164,700     64,800    3,814        5,670        3,833
  General Counsel and Secretary                1993    159,900     54,000    3,566        4,725        3,651
                                               1992    155,200     54,000    2,879        5,250        3,477

---------------
(1) Reflects bonus earned during fiscal year under the Company's incentive compensation plan.

(2) Class B Common Stock, adjusted to reflect the 5% stock dividend effected on February 3, 1995.

(3) Includes (a) premiums under the Company's supplemental medical plan which provides for reimbursement of certain medical expenses not covered by the Company's group insurance policy and (b) Director's fees for Mr. Ratcliffe of $39,000 in 1994, $38,000 in 1993, and $34,000 in 1992.

                   OPTIONS/SAR GRANTS DURING 1994 FISCAL YEAR

     The following table provides information on option grants in fiscal 1994 to the named executive officers of the Company.

                                                      INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                                --------------------------------------------------------------          VALUE AT
                                  NUMBER OF         PERCENT OF                                       ASSUMED ANNUAL
                                  SECURITIES           TOTAL                                      RATES OF STOCK PRICE
                                  UNDERLYING       OPTIONS/SARS        EXERCISE                     APPRECIATION FOR
                                   OPTIONS/         GRANTED TO         OR BASE                         OPTION TERM
                                     SARS            EMPLOYEES          PRICE       EXPIRATION   -----------------------
             NAME               GRANTED(1)(2)     IN FISCAL YEAR     ($/SHARE)(2)      DATE        5%(3)        10%(3)
------------------------------- --------------   -----------------   ------------   ----------   ----------   ----------
  G. J. Ratcliffe..............     52,500              14.1%          $ 51.429       12/12/04   $1,701,014   $4,293,036
  V. R. Petrecca...............     20,160               5.4             51.429       12/12/04      653,189    1,648,526
  H. B. Rowell.................     20,160               5.4             51.429       12/12/04      653,189    1,648,526
  T. H. Pluff..................      6,300               1.7             51.429       12/12/04      204,122      515,164
  R. W. Davies.................      5,670               1.5             51.429       12/12/04      183,710      463,648

---------------
(1) Non-qualified options to acquire shares of Class B Common Stock of the Company were granted on December 13, 1994 at 100% of the fair market value of the Class B Common Stock on the date of grant. No portion of the option is exercisable before the first anniversary of the date of grant; on that anniversary and the two subsequent anniversaries of the date of grant the option becomes exercisable as to one-third of the total number of Class B Common shares covered by the option so that the option becomes fully exercisable commencing on the third anniversary of the date of grant. The exercise price of an option may be paid in cash or in shares of either the Company's Class A Common Stock or Class B Common Stock, or a combination thereof. The 1973 Plan provides for the acceleration of all options (other than incentive stock options granted on or after January 1, 1987) in the event of a "Change of Control" as defined in the 1973 Plan. In the event of a Change of Control, participants who are officers, and other participants who are designated by the Compensation Committee, would have the right to surrender their then exercisable options, including those accelerated (except any options which are incentive stock options granted prior to March 10, 1987) within the thirty-day period following the Change of Control and to receive in cash the amount by which the highest closing price within the sixty days preceding the Change of Control of the common stock underlying the option exceeds the option price for such common stock.

(2) Adjusted to reflect the 5% stock dividend effected on February 3, 1995.

(3) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their ten-year term, assuming the specified compounded rates of appreciation on the Company's Class B Common Stock over the term of the options. These numbers do not take into account provisions of the options providing for cancellation of the option following termination of employment, nontransferability, or vesting over periods of up to three years.

            AGGREGATED OPTIONS/SAR EXERCISES DURING 1994 FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on stock option exercises in fiscal 1994 by the named executive officers of the Company and the value of such officers' unexercised stock options at December 31, 1994.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                         OPTIONS/SARS AT FISCAL       IN-THE-MONEY OPTIONS/SARS AT
                           SHARES                              YEAR-END(1)                 FISCAL YEAR-END(2)
                          ACQUIRED          VALUE      ---------------------------   ------------------------------
         NAME            ON EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-----------------------  -----------     -----------   -----------   -------------   -----------   ----------------
G. J. Ratcliffe........         0          $    --       120,855         98,000      $   821,577       $178,259
V. R. Petrecca.........         0               --        95,640         38,360        1,437,033         69,774
H. B. Rowell...........         0               --        76,343         38,360          887,254         69,774
T. H. Pluff............     1,000(3)        16,927        22,865         13,300          182,528         23,871
R. W. Davies...........         0               --        24,751         10,570          326,647         19,624

---------------
(1) Adjusted to reflect the 5% stock dividend effected on February 3, 1995.

(2) Limited to in-the-money stock options.

(3) Class A Common Stock.

                                 PENSION PLANS

     The Company has in effect a non-contributory defined benefit retirement plan for salaried employees ("Basic Plan") and a supplemental executive retirement plan ("SERP") which is an unfunded plan. Pension benefits are earned under both the Basic Plan and the SERP. The annual benefits under the Basic Plan are calculated as 1.50% of final compensation per year of total Company service, which includes both basic compensation and bonuses, reduced by 1.50% of primary social security benefit per year of service. SERP benefits are calculated as 5% of final total compensation (basic compensation and bonuses as reflected in the Salary and Bonus columns under the Summary Compensation Table on page 9 hereof) per year of SERP service up to a maximum of 50%, offset by benefits payable under the Basic Plan. No SERP benefit is payable if a participant terminates employment prior to age 55 with less than 10 years of SERP service. The following table illustrates annual pension benefits pursuant to the SERP (which is greater in each instance than benefits payable under the Basic Plan) under the joint and survivor annuity form upon retirement at age 65 to executive officers in the specified salary classifications:

TOTAL PENSION (ON 3 HIGHEST IN LAST 10 YEARS)
---------------------------------------------         ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED(1)(2)
               AVERAGE ANNUAL                     ------------------------------------------------------------
                COMPENSATION                       15 YRS.      20 YRS.     25 YRS.      30 YRS.      35 YRS.
---------------------------------------------     ---------    ---------    --------     --------     --------
                 $   200,000                      $ 100,000    $ 100,000    $100,000     $100,000     $100,000
                     400,000                        200,000      200,000     200,000      200,000      200,000
                     600,000                        300,000      300,000     300,000      300,000      300,000
                     800,000                        400,000      400,000     400,000      400,000      400,000
                   1,000,000                        500,000      500,000     500,000      500,000      500,000
                   1,200,000                        600,000      600,000     600,000      600,000      600,000

---------------
(1) The estimated annual benefits are based upon the assumptions that the individual will remain in the employ of the Company until age 65 and that the plans will continue in their present form.

(2) Years of SERP Service at December 31, 1994:

                                       OFFICER                     SERVICE
                    ---------------------------------------------  -------
                    Mr. Ratcliffe................................     20
                    Mr. Petrecca.................................     10
                    Mr. Rowell...................................     15
                    Mr. Pluff....................................      5
                    Mr. Davies...................................     12

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The total direct compensation package for the Company's executives is made up of three elements: base salary, a short-term incentive program in the form of a discretionary, performance-based bonus, and a long-term incentive program in the form of stock options.

     Total direct compensation for the Chief Executive Officer and the four highest paid executive officers is based on the performance of the Company. The Compensation Committee also reviews compensation data provided by outside consultants. This data is provided for each element of the total direct compensation package for comparable positions within (i) companies in the S&P Electrical Equipment Index of similar size, and (ii) superior performing companies in general industry of comparable size and complexity.

     The Compensation Committee believes that the S&P Electrical Equipment Index, made up of seven companies, provides limited comparison data and the use of a broader database, including companies from general industry, ensure more accurate comparisons and results.

     Base salaries are determined by competitive data and individual levels of responsibility. Target levels for bonuses and stock options for each executive position are determined by competitive data; however, actual bonuses paid and the number of stock options granted each executive are based upon the achievement of Company financial plan goals which include factors such as net sales, net income, and earnings per share.

     In the past few years, the Company has adopted a more aggressive incentive-pay-for-performance posture. During this period, the competitive position, or emphasis, on base salaries has been lowered. Bonus and stock option opportunities thereby represent a greater portion in the total direct compensation package, enhancing the Company's goal of linking pay more directly to financial performance.

     While these comments are directed towards compensation for the Chief Executive Officer and the four highest paid executive officers, the Compensation Committee employs similar procedures to determine the compensation levels of other executives as well.

BASE SALARY

     The Company defines its market competitive position for base salaries as the 50th percentile. This represents a change within the past few years from a market competitive position of the 60th percentile for base salaries. To determine the salary for the Chief Executive Officer and the four highest paid executive officers, the Compensation Committee reviewed projected 1995 salary data for companies within our industry and superior performing companies of comparable size and complexity. Based upon this data, base salaries were established to approximate the 50th percentile for comparable positions in companies both within our industry and superior performing companies from general industry.

BONUS

     Bonuses are paid pursuant to the Company's short-term incentive compensation plan. Under the plan, 4% of the amount by which the Company's consolidated earnings, as defined in the plan, for each fiscal year exceeds 10% of the invested capital and long-term debt at the beginning of such fiscal year is allocated to a bonus pool to be paid out to participating employees, including the executive officers. Awards in varying amounts, up to one year's salary, may be made from the pool at the discretion of the Compensation Committee.

     To establish target levels for executive officers' bonus awards, the Compensation Committee uses data provided by outside consultants for comparable positions at companies within our industry and companies from general industry with comparable performance characteristics such as return on net sales and return on equity.

     In determining the 1994 bonus award for each executive officer, the Compensation Committee's primary focus was the review of projected 1994 results with regard to net sales, pre-tax profit, and earnings per share, compared to actual results. The Compensation Committee recognized the success the Company has had in achieving non-financial goals in the Company's acquisition and restructuring programs, and in making strategic plan decisions, which are expected to result in long-term growth and benefit the shareholders. As noted, however, the Compensation Committee gave greater consideration to short-term results, recognizing the Company had a strong business year in 1994 in net sales, pre-tax profit, and earnings per share, in each case exceeding plan targets. As a result, the 1994 bonuses of certain of the executive officers, including the Chief Executive Officer, have increased for the first time in three years.

STOCK OPTIONS

     The Compensation Committee believes that the holding of Company stock represents a unity of interest between executives and shareholders. In determining target levels for stock option grants for each senior executive, the Compensation Committee reviews data provided by an outside consultant. The data provided is on comparable position pay levels at companies of comparable size in financial performance and complexity. The actual number of stock option grants for each executive officer is based upon the financial performance of the Company, both in the short- and long-term. The Compensation Committee reviewed 1994 net sales, pre-tax profit and earnings per share. The Compensation Committee also reviewed long-term strategic plans which will position the Company for greater growth. In determining awards of stock option grants, the Compensation Committee does not consider the executive officer's unexercised stock option grants.

     In considering levels of stock option grants for the five highest paid executive officers, the primary focus was to link the executives' long-term compensation to the success of the Company's long-term strategic plans. The Compensation Committee recognized that the Company has been successful in positioning itself for long-term growth which will benefit shareholders. The Compensation Committee also recognized that certain strategic plan decisions previously made have had a positive impact on 1994 financial performance in the areas of net sales, pre-tax profit and earnings per share. As a result, 1994 stock option grants of certain executive officers, including the Chief Executive Officer, have increased over the prior year.

GENERAL MATTERS

     Effective January 1, 1994, Internal Revenue Code Section 162(m) limits to $1 million annually the amount that can be deducted by a publicly held corporation for compensation paid to any of its top five executives (as indicated in the Summary Compensation Table for that year), unless the compensation in excess of $1 million is performance based or meets certain other conditions. In 1994, the Company amended the 1973 Plan to qualify the 1973 Plan as a performance based plan with respect to grants of options made at fair market value, but decided not to amend the Company's incentive compensation plan at that time.

     The Compensation Committee believes that the total direct compensation package, base salary, bonus and stock options, is appropriate for the Company's executive officers and other executives, on the basis of competitive practice, along with the Company's performance against established short- and long-term financial performance goals.

                                            Compensation Committee
                                                 Robert N. Flint, Chairman
                                                 George W. Edwards, Jr.
                                                 Horace G. McDonell
                                                 Andrew McNally IV

CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Class B Common Stock during the five fiscal years ended December 31, 1994, with a cumulative total return on the Standard & Poor's 500 Composite Stock Index ("S&P 500 Composite Index") and the Standard & Poor's Electrical Equipment Index ("S&P Electrical Equipment Index"). The comparison assumes $100 was invested on January 1, 1990 in the Company's Class B Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
    AMONG HUBBELL, S&P 500 COMPOSITE INDEX & S&P ELECTRICAL EQUIPMENT INDEX

      MEASUREMENT PERIOD              Hubbell          S & P 500       S&P Electrical
    (FISCAL YEAR COVERED)          Incorporated      Composite Index     Equipment
1990                                  105                 97                92
1991                                  145                126               122
1992                                  155                136               133
1993                                  155                150               161
1994                                  157                152               163

EMPLOYMENT AGREEMENTS

     The Company has agreed to employ Mr. Ratcliffe for a three-year period and Messrs. V.R. Petrecca and H.B. Rowell, Jr., for a two-year period at the respective salaries (effective January 1, 1995) of $500,000, $293,830 and $287,410 per annum. The Agreements are automatically extended on a daily basis until notice of termination is given. The Company may increase their salary and grant them bonuses (which they presently receive by participation in the Company's incentive compensation plan described above). If their employment is terminated (other than for cause), or if the Executive terminates his employment for any of the reasons below, he is entitled to receive the present value (discounted at 120% of the short term federal rate) of the amounts which would be received over the remainder of the term of the Agreement if he received during that period an annual amount equal to the sum of (i) his current base salary and (ii) the average of the most recent bonuses that he received for the three prior fiscal years of the Company. The reasons for which the Executive may terminate his employment include: diminution in his authority (Mr. Ratcliffe), reduction in his compensation level or failure to increase his compensation commensurate with other senior executive officers, relocation or adverse modification of his benefits under bonus, benefit or other similar plans or of fringe benefits. In the event of his disability or death during the term of the Agreement he or his estate will be entitled to his per annum base salary for the remainder of the term of the Agreement less certain offsets. In addition, in the event of the Executive's discharge other than for cause or, if the Executive terminates his employment for any of the reasons described above, Executive would be entitled for the remainder of the employment term to (i) various medical and health plans, (ii) death and accidental death benefits, (iii) office, secretarial and other benefits afforded to senior executives and (iv) continued participation in the SERP.

SEVERANCE POLICY AND CHANGE OF CONTROL PROVISIONS

     The Company has a severance policy which covers corporate officers (other than Messrs. Ratcliffe, Petrecca and Rowell) and other individuals. The policy provides that if an eligible individual's employment is terminated (other than for cause), or if the eligible individual terminates his employment for any of the reasons noted below within three years after the occurrence of certain "Change of Control" events, he is entitled to receive the present value (discounted at 120% of the short term federal rate) of the severance amounts provided under the policy. The formula in the case of corporate officers is based upon eight weeks of base salary continuation for each full year of service, subject to a minimum of 26 weeks and a maximum of 104 weeks, with the formula amount reduced to 67% and 33% thereof, respectively, if termination occurs in the second and third year following the Change of Control event. In addition, upon such termination of employment, the eligible individual would be entitled to (a) a bonus of no less than his target bonus for the year in which the Change of Control occurs, pro rated for the number of months to such termination, and (b) for the period the base salary would have been continued even though paid as a lump sum (i) various medical and health plans, and (ii) death and accidental death benefits. The reasons for which the eligible individual may terminate his employment include: diminution in his authority, reduction in his compensation level, relocation or adverse modification of his benefits under bonus, benefit or similar plans.

     The Company's 1973 Plan provides for the acceleration of all options (other than incentive stock options granted on or after January 1, 1987) in the event of a "Change of Control" as defined in the 1973 Plan. (See footnote (1) to the table captioned "Options/SAR Grants During 1994 Fiscal Year.")

     Certain provisions of the SERP do not take effect until the occurrence of certain "Change of Control" events. Among others, provisions in the SERP providing for (i) the suspension, reduction or termination of benefits in cases of gross misconduct by a participant (as determined in the sole discretion of the Compensation Committee); (ii) the forfeiture of benefits should a retired participant engage in certain proscribed competitive activities; (iii) the reduction in benefits upon the early retirement of a participant; and (iv) the off-set of amounts which a participant may then owe the Company against amounts then owing the participant under the SERP, are automatically deleted upon the occurrence of a Change of Control event. In addition, neither a participant's years of service with the Company (as calculated for the purpose of determining eligibility for benefits under the SERP), nor benefits accrued under the SERP prior to the Change of Control event, may be reduced after the occurrence of a Change of Control event.

COMPENSATION OF DIRECTORS

     Each Director receives $28,000 (plus an additional $3,000 for serving as a committee chairman) per year compensation from the Company plus $1,000 for each board meeting and committee meeting attended, together with the expenses, if any, of such attendance. Directors also receive $1,000 for each rendition of consulting services otherwise than as part of a board or committee meeting. No such consulting services were rendered during 1994. The Company and eight current Directors have entered into an agreement to defer receipt of all or a portion of such fees pursuant to a deferred compensation agreement providing for payment of the fees in cash or stock units (each stock unit consisting of one share each of the Company's Class A Common Stock and Class B Common Stock), subject to certain terms and conditions, upon their termination of service as Directors of the Company. Interest equivalents on payments deferred in the form of cash accrue quarterly at the prime interest rate. Dividend equivalents are paid on the stock units and are converted into additional stock units. Certain provisions of the deferred compensation program do not take effect until the occurrence of certain "Change of Control" events, as defined in the plan. After the occurrence of a Change of Control event, the plan may not be amended without the prior written consent of an affected participant and no termination of the plan shall have the effect of reducing any benefits accrued under the plan prior to such termination. Further, in the event of a Change of Control, any stock unit credited to a Director's account shall be immediately converted into a right to receive cash and shall thereafter be treated in all respects as part of such Director's cash account.

     The Company also has a retirement plan for Directors who are not employees or officers of the Company and who do not qualify to receive a retirement benefit under any pension plan of the Company or its subsidiaries ("Eligible Directors"). Under this plan, an Eligible Director retiring at or after age 70 with at least ten years of service as a Director is paid annually for life an amount equal to (i) his regular active service annual base retainer (the "Annual Retainer") in effect during the calendar year immediately preceding the year in which the retiring Director was last elected, (ii) an additional 10% of the Annual Retainer, and (iii) any additional amounts paid for service as Committee Chairman. A retiring Eligible Director who had reached age 70 and had served for at least five but less than ten years as a Director would be entitled to a reduced amount equal to 50% of his Annual Retainer in effect during the calendar year immediately preceding the year in which the retiring Director was last elected, plus 10% of such Annual Retainer for each year of service beyond five years up to a maximum of ten years. An Eligible Director who retires prior to age 70 with five or more years of service as a Director receives a retirement benefit commencing at age 70 calculated as described above on the basis of his Annual Retainer in effect during the calendar year immediately preceding his actual retirement date. The plan also provides that a Director who was a retiree of the Company whether or not qualified for a retirement benefit under any pension plan of the Company but who had at least five years of service as a Director subsequent to such retirement is entitled to a retirement benefit under the plan at a reduced amount equal to 25% of the Annual Retainer in effect during the calendar year immediately preceding the year in which the retiring Director was last elected. Benefits payable under this plan are not funded but are paid out of the general funds of the Company. Director contributions to this plan are not permitted.

Certain provisions of the retirement plan do not take effect until the occurrence of certain "Change of Control" events, as defined in the plan. Among others, provisions in the plan providing for (i) the suspension, reduction or termination of benefits in cases of gross misconduct by a participant (as determined in the sole discretion of the Compensation Committee); and (ii) the forfeiture of benefits should a retired participant engage in certain proscribed competitive activities, are automatically deleted upon the occurrence of a Change of Control event.

MATTERS RELATING TO DIRECTORS

     Mr. Hoffman, a Director of the Company, is a partner in the law firm of Simpson Thacher and Bartlett which rendered legal services to the Company during the fiscal year ended December 31, 1994.

                      RATIFICATION OF THE SELECTION OF AND
                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The selection of independent accountants to examine the financial statements of the Company made available or transmitted to shareholders and filed with the SEC for the year 1995 is to be submitted to the meeting for ratification or rejection. Messrs. Price Waterhouse, 300 Atlantic Street, Stamford, Connecticut, have been selected by the Board of Directors of the Company to examine such financial statements.

     Price Waterhouse have been independent accountants of the Company for many years. The Company has been advised that a representative of Price Waterhouse will attend the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires. The fees paid in 1994 for professional services provided by Price Waterhouse to the Company and its subsidiaries were approximately $575,000.

     If the shareholders do not ratify the selection of Price Waterhouse, such selection will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE.

                                    GENERAL

     The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals. The Company has retained D. F. King & Co., Inc., to assist in the solicitation of proxies, at an estimated cost of $7,500, plus reasonable expenses.

     Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of the election of the nominees to the Board named herein and the ratification of the selection of independent accountants. All proxies will be voted as specified.

     Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

                         SHAREHOLDER PROPOSALS FOR THE
                              1996 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy materials related to the 1996 Annual Meeting of Shareholders must be received by the Company no later than December 8, 1995.

                       By Order of the Board of Directors

                                             HUBBELL INCORPORATED

Orange, Connecticut
March 24, 1995

PROXY

                              HUBBELL INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 1, 1995
                      (FOR SHARES OF CLASS A COMMON STOCK)

   The undersigned hereby appoints each of G. J. RATCLIFFE and RICHARD W. DAVIES as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated at the annual meeting of its shareholders and at any adjournment thereof upon the matters set forth in the notice of meeting and Proxy Statement dated March 24, 1995 and upon all other matters properly coming before said meeting or any adjournment thereof. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR ITEM (2),
UNLESS A CONTRARY SPECIFICATION IS MADE, IN WHICH CASE IT WILL BE VOTED IN ACCORDANCE WITH SUCH SPECIFICATION.


 PLEASE FILL IN, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY IN THE
                             ACCOMPANYING ENVELOPE.


                (Continued and to be signed on the other side.)




                      FOR SHARES OF CLASS A COMMON STOCK

                                                              [ X ] PLEASE MARK
                                                                    YOUR VOTES
                                                                      AS THIS

                    ------   ----------------------------
                    COMMON   DIVIDEND REINVESTMENT SHARES

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL THE
                        NOMINEES IN ITEM 1, AND FOR ITEM 2.

ITEM 1--ELECTION OF DIRECTORS

G. RATCLIFFE, E. BROOKS, G. EDWARDS, J. HOFFMAN,
H. McDONELL, A. McNALLY IV, D. MEYER, J. URQUHART, M. WALLOP

FOR all nominees listed             WITHHOLD AUTHORITY
above (except as marked          to vote for all nominees
to the contrary below).                listed above.
         /  /                             /  /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

------------------------------------------------------------------------------

                                               FOR     AGAINST     ABSTAIN

ITEM 2--Ratification of the selection          / /      / /         / /
of Price Waterhouse as independent
accountants for the year 1995.


Signature(s)                                Date
            ----------------------------        --------------------

NOTE: Please sign exactly as your name or names appear hereon. Persons signing in a representative capacity should indicate their capacity.

PROXY

                              HUBBELL INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 1, 1995
                      (FOR SHARES OF CLASS B COMMON STOCK)

   The undersigned hereby appoints each of G. J. RATCLIFFE and RICHARD W. DAVIES as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated at the annual meeting of its shareholders and at any adjournment thereof upon the matters set forth in the notice of meeting and Proxy Statement dated March 24, 1995 and upon all other matters properly coming before said meeting or any adjournment thereof. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR ITEM (2),
UNLESS A CONTRARY SPECIFICATION IS MADE, IN WHICH CASE IT WILL BE VOTED IN ACCORDANCE WITH SUCH SPECIFICATION.


 PLEASE FILL IN, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY IN THE
                             ACCOMPANYING ENVELOPE.


                (Continued and to be signed on the other side.)



                      FOR SHARES OF CLASS B COMMON STOCK
                                                             [ X ]  PLEASE MARK
                                                                     YOUR VOTES
                                                                      AS THIS


                  ------       ----------------------------
                  COMMON       DIVIDEND REINVESTMENT SHARES

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL THE
                  NOMINEES IN ITEM 1, AND FOR ITEMS 2.

ITEM 1--ELECTION OF DIRECTORS

G. RATCLIFFE, E. BROOKS, G. EDWARDS, J. HOFFMAN,
H. McDONELL, A. McNALLY IV, D. MEYER, J. URQUHART, M. WALLOP

   FOR all nominees listed               WITHHOLD AUTHORITY
   above (except as marked            to vote for all nominees
   to the contrary below).                 listed above.
           / /                                 / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

                                              FOR    AGAINST    ABSTAIN

ITEM 2--Ratification of the selection         [ ]      [ ]        [ ]
of Price Waterhouse as independent
accountants for the year 1995.


Signature(s)                               Date
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NOTE: Please sign exactly as your name or names appear hereon.  Persons signing in a representative capacity should indicate their capacity.